HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES
Index to Financial Statements

Consolidated Balance Sheet:
December 31, 2012 and March 31, 2013	F-1

Consolidated Statements of Operations:
Three months ended March 31, 2012 and 2013	F-2

Consolidated Statements of Cash Flows:
Three months ended March 31, 2012 and 2013	F-3

Notes to Financial Statements:
March 31, 2013	F-4

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES
	Consolidated Balance Sheet

	Audited / Restated	Unaudited
	December 31,	March 31,
	2012	2013

ASSETS
Current assets:
Cash	$1,791,089	$408,978
Accounts receivable	572,637	2,068,835
Rebates receivable	1,323,474	1,544,906
Other receivable	40,867	299,946
Inventory	573,540	457,004
Prepaid Loan Fees	488,229	315,913
Total current assets	4,789,836	5,095,582

Property and equipment, net of accumulated depreciation, restated	1,114,055	1,409,773

Other assets:
Security deposits	66,131	66,131
Other	58,743	1,000
	124,874	67,131

Other Assets

Total Other Assets		—
Total assets	$6,028,765	$6,572,486

LIABILITIES
Current liabilities:
Accrued Compensation		$—
Accounts payable	$4,520,233	$5,445,746
Accrued expenses	453,057	537,134
Accrued taxes payable	11,071	32,870
Customer deposits		804,698
Note payable	4,947,613	4,947,613
Reedemable preferred stock	458,800	458,800
Warrant liability	518,587	518,587
Current portion of long term debt	137,703	169,745
Total current liabilities	11,047,064	12,915,193
Long-term liabilities:
Convertible Notes Payable		—
Total long-term liabilities		—

Total current liabilities	11,047,064	12,915,193

Long term liabilities:
Deferred rent	64,133	59,909
Leases payable	399,382	494,659

Total long term liabilities	463,515	554,568

Total Liabilities	11,510,579	13,469,761

STOCKHOLDERS' DEFICIT
Common stock, no par value, 50,000,000 authorized,
37,879,809 and 40,000,009 shares issued and outstanding	3,556,056	3,936,056
Stock redemption	(100,000)
Accumulated deficit, restated	(8,937,860)	(10,833,331)
Total stockholders' equity	(5,481,804)	(6,897,275)
Total liabilities and stockholders equity	$6,028,775	$6,572,486

 The accompanying notes are an integral part of these statements.

F-1

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES
Consolidated Statement of Operations
Unaudited

	Three months	Three months
	Ended	Ended
	March 31,	March 31,
	2012	2013

Sales	$5,677,089	$11,961,723

Cost of Sales	4,767,120	10,605,500

Gross Profit	909,969	1,356,223

General and administrative expenses:
Wages and taxes	549,242	862,532
Stock based compensation		480,000
Commissions	243,512	443,848
Advertising and marketing	10,556	24,449
Legal and professional	125,384	416,471
Computer and internet	1,152	20,733
Travel and entertainment	26,476	102,956
Insurance	157,657	261,573
Office and postage	33,388	62,137
Rent	57,905	50,919
Depreciation and amortization	51,428	74,693
Bad debts
Other office and miscellaneous	25,454	43,577
Total operating expenses	1,282,154	2,843,888
Income/(Loss) from operations	(372,185)	(1,487,665)

Other income (expense):
Interest income		84
Interest (expense)	(6,179)	(407,891)
Other (expense)	(2,915)
Income/(Loss) before taxes	(381,279)	(1,895,472)

Provision/(credit) for taxes on income	—	—
Net Income/(loss)	$(381,279)	$(1,895,472)

Basic earnings/(loss) per common share	$(0.01)	$(0.05)

Weighted average number of shares outstanding	38,939,909	40,250,009

 The accompanying notes are an integral part of these statements.

F-2

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES
Consolidated Statement of Cash Flows
Unaudited

	March 31,	March 31,
	2012	2013

Cash flows from operating activities:
Net income (loss)	$(381,279)	$(1,895,472)

Adjustments to reconcile net (loss) to cash
provided (used) by operating activities:
Common stock issued for services		480,000
Depreciation and amortization	51,428	74,693
Amortization of capital raising expenses		172,316
Change in current assets and liabilities:
Accounts receivable	275,115	(1,496,198)
Rebates		(221,432)
Other receivables		(259,079)
Inventory	(24,879)	116,536
Prepaid expenses and other current assets	(127,000)	57,743
Other assets
Accounts payable and accrued expenses	(2,327,035)	1,031,400
Deferred rent	—	(1,415)
Customer deposits	564,824	804,698
Net cash flows from operating activities	(1,968,826)	(1,136,210)

Cash flows from investing activities:
Purchase of fixed assets, restated	(31,292)	(370,411)

Net cash flows from investing activities	(31,292)	(370,411)

Cash flows from financing activities:
Proceeds from sale of common stock	—
Proceeds from notes payable
Redeemable preferred stock
Warrants issued
Redemption of common stock	—
Proceeds/(payments) from capital leases	(64,601)	124,510

Net cash flows from financing activities	(64,601)	124,510
Net cash flows	(2,064,719)	(1,382,111)

Cash and equivalents, beginning of period	3,354,385	1,791,089
Cash and equivalents, end of period	$1,289,666	$408,978

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS FOR:
Interest	$(43,038)	$(132,339)
Income taxes		$—

 The accompanying notes are an integral part of these statements.

F-3

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

March 31, 2013

Note 1 - Summary of Significant Accounting Policies

     General Organization and Business

Healthcare Corporation of America (“HCCA”) and its subsidiaries, are New Jersey Corporations. The consolidated companies are primarily engaged in the health benefits industry which provides benefit management services and mail order pharmacy fulfillment. The subsidiaries are Prescription Corporation of America Benefits (“PCB”) and Prescription Corporation of America (“PCA”). HCCA was incorporated on February 26, 2008, PCB was incorporated on October 7, 2010, and PCA was incorporated on January 11, 2008.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Changes in classification of 2012 amounts have been made to conform to current presentations.

Basis of consolidated

The consolidated financial statements include the accounts of HCCA and its wholly-owned subsidiaries PCA and PCB, (collectively, the “Company”). All significant intercompany transactions and balances have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents. For cash management purposes, the Company concentrates its cash holdings in multiple checking accounts at Chase Bank. The balances in these accounts may exceed the federally insured limit of $250,000 by the Federal Deposit Insurance Corporation in case of bank failure.

Property and Equipment

The Company values its investment in property and equipment at cost less accumulated depreciation. Depreciation is computed primarily by the straight line method over the estimated useful lives of the assets ranging from five to thirty-nine years.

Inventory

Inventory is recorded at lower of cost or market; cost is computed on a first-in first-out basis. The inventory consists of finished goods. Inventory at year end was $573,540.

F-4

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

March 31, 2013

Accounts receivable

Trade receivables are carried at original invoice amount. Accounts receivable are written off to bad debt expense using the direct write-off method. Management determines uncollectible accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions and by using historical experience applied to an aging of accounts. Recoveries of trade receivables previously written off are recorded when received.

Revenue recognition:

Benefit management services revenues are recognized over the period in which members are entitled to receive benefits. Mail order pharmacy fulfillment sales consist of amounts due from 3rd party payors and member copayments.

Rebates received from the pharmaceutical manufacturers are recorded as reduction of cost of revenues and the portion of the rebate payable to customers is treated as reduction of revenue.

Stock-based compensation

The Company accounts for equity awards based on the fair value of the common stock at the date of issue. Expense is recognized upon vesting.

Fair value of financial instruments and derivative financial instruments

We have adopted Accounting Standards Codification regarding Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments. The carrying amounts of cash, accounts payable, accrued expenses, and other current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of foreign exchange, commodity price or interest rate market risks.

Federal income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Accounting Standards Codification regarding Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred taxes are provided for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Net Income Per Share of Common Stock

We have adopted Accounting Standards Codification regarding Earnings per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. We do not compute fully diluted earnings per share because they are antidilutive.

F-5

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

March 31, 2013

    Internal Website Development Costs

Under ASC350-50, Website Development Costs, costs and expenses incurred during the planning and operating stages of the Company's website are expensed as incurred.  Under ASC 350-50, costs incurred in the website application and infrastructure development stages are capitalized by the Company and amortized to expense over the website's estimated useful life or period of benefit.

    Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date.  The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

    Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed.  At the time of the completion of the offering, the costs are charged against the capital raised.  Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated. During 2012, the Company incurred $689,264 in offering costs which were capitalized and amortized over the life of the loan.

    Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions.  As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Risk Concentration

The Company grants unsecured credit to its customers. The Company continuously monitors the payment performance of its customers to ensure collections and minimize losses. Management does not believe that significant credit risks exist at December 31, 2012. Management has determined that an allowance for doubtful accounts is not necessary at December 31, 2012 since no losses have been incurred to date.

Advertising:

The Company expenses all costs of advertising as incurred. The advertising costs included in general and administrative expenses for the year ended December 31, 2012 was $78,446 and $4,894 at March 31, 2013.

Note 2 – Restatement

The financial statements have been revised to correct an error in accounting for the Company’s sales, accounts receivable, cost of sales, accounts payable, capital leases, accrued rent and accrued taxes. In accordance with U.S. GAAP, the Company calculated and recognized adjustments accordingly.

F-6

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

March 31, 2013

The following table represents the effects of the restated statements as of December 31, 2011 and 2012.

	Restated 12/31/2011	Original 12/31/2011	Restated 12/31/2012	Original 12/31/2012
Accounts receivable	$—		$572,637	$1,220,065
Rebates Receivable	$—	$—	$1,323,474	$1,638,000
Property and Equipment, net	$824,284	$338,631	$—	$—
Accounts payable	$6,301,691	$2,559,592	$4,520,223	$1,514,857
Lease payable	$510,647	$—	$—	$—
Deferred rent	$56,402	$—	$—	$—
Accrued taxes	$6,391	$—	$—	$—
Sales	$24,928,065	$28,226,088	$28,663,284	$38,401,140
Cost of Sales	$23,919,518	$25,406,749	$24,068,906	$31,650,232
General and Administrative expenses	$4,881,266	$2,876,835	$—	$—
Accumulated deficit	$(5,592,349)	$(1,762,462)	$(8,937,860)	$(4,970,540)

Note 3 – Commitments and Contingencies

Operating leases

The Company leases office space in Denville, New Jersey and office equipment. The office lease requires the following minimum rental payments:

Minimum Rental Payments
Premise
2014	$196,189
2015	177,578
2016	154,347
2017	130,613
2018	101,569
Thereafter	—
$760,297

F-7

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

March 31, 2013

Rent expense for the period ended December 31, 2012 was $182,455 and $42,575 for the period ended March 31, 2013.

The Company also has a deferred rental agreement with their landlord. The Company has recorded deferred rent at December 31, 2012 of $72,888 and $65,814 on March 31, 2013. The deferral amortizes over the life of the lease that expires in February 2017.

Note 4 – Employment Agreements

In 2012, the Company entered into employment agreements with four of its senior officers. The agreements specify an aggregate guaranteed salaries of $930,000 each year of employment. The agreements allow the Company to terminate these individuals for cause. At December 31, 2012 the Company has four remaining agreements.

Note 5 – Litigation

During 2012, the Company filed suit against its past adjudicator of claims for overcharges, over payment on claims, errors and misclassifications, and rebates owed from drug manufacturers for over $5 million. The Company’s General Counsel has advised management that the outcome of this lawsuit is undeterminable, and as a result, the Company has not recorded any receivable and will record any revenue when and if received. The adjudicator of claims filed a counterclaim in the amount of $2.9 million for amounts it claims are owed to it by the Company

On August 14, 2012, the Company entered into a settlement with a shareholder to buy back 500,000 shares of common stock for $100,000. The settlement also called for the Company to pay $50,000 to the shareholder to settle claims against the company. As of December 31, 2012, the Company had not received the 500,000 shares of common stock but had paid the settlement. The Company received these shares in February 2013. A stock redemption was recorded on December 31, 2012 in the amount of $100,000.

Note 6 - Common Stock

During 2011, the Company issued 10,469,109 shares of common stock with a fair value range of $0.03 to $0.31 to its full-time employees and consultants in recognition of their efforts to assist and develop the Company. Stock-based compensation costs amounted to $410,529. These shares vested immediately and are freely tradable.

During 2012, the Company issued 2,120,200 shares of common stock with a fair value range of $0.01 to $0.31. These shares are freely tradable.

During 2012, the Company settled a suit with a shareholder to repurchase 500,000 shares of its common stock. These shares were recorded as a stock redemption for $100,000 and the shares were received in February 2013.

During the first quarter of 2013, The Company issued 500,000 fully vested shares to key employees and consultants. The Company has recognized a one-time stock based compensation in the amount of $480,000.

F-8

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

March 31, 2013

Note 7 – Property and Equipment

The Company values its investment in property and equipment at cost less accumulated depreciation.

Following is a detailed break-out of the Company’s property and equipment:

	12/31/2012	3/31/2013
Furniture and fixtures	$1,374,126	$1,744,539
Leasehold improvements	10,162	10,162
	1,384,288	1,754,701
Accumulated depreciation	(270,233)	(344,928)
Net property and equipment	$1,114,055	$1,409,773

The Company recorded depreciation expense of $205,997 and $74,693 for the year ended December 31, 2012 and period ended March 31, 2013, respectively.

F-9

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

March 31, 2013

Note 8 – Long Term Debt – Leases

Long-term debt at March 31, 2013 is summarized as follows:

	Due within One Year	Due after One Year	Total 3/31/2013
Note payable in monthly installments of $2,140 including 8% interest, secured by equipment	$22,867	$117,703	$140,570
Note payable in monthly installments of $1,712 including 8% interest, secured by equipment	18,294	132,658	150,952
Note payable in monthly installments of $1,117 including 12% interest, secured by equipment	9,224	29,638	38,862
Note payable in monthly installments of $1,764 including 12% interest, secured by equipment	18,488	11,861	30,349
Note payable in monthly installments of $1,672 including 12% interest, secured by equipment	17,529	11,246	28,775
Note payable in monthly installments of $764 including 7% interest, secured by equipment	7,894	13,690	21,584
Note payable in monthly installments of $1,383 including 6.2% interest, secured by equipment	15,324	12,133	27,457
Note payable in monthly installments of $212 including 7% interest, secured by equipment	2,208	3,615	5,823
Note payable in monthly installments of $1,159 including 6.9% interest, secured by equipment	12,076	19,755	31,831
Note payable in monthly installments of $763 including 6.9% interest, secured by equipment	7,954	13,006	20,960
Note payable in monthly installments of $3,663 including 12.3% interest, secured by equipment	26,324	129,354	155,678
	$158,182	$494,659	$652,841

Future maturities of long term debt are as follows:

March 31, 2015	$153,573
March 31, 2016	127,907
March 31, 2017	115,671
March 31, 2018	97,508
$494,659

F-10

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

March 31, 2013

Note 9 - Income Taxes

The provision (benefit) for income taxes for the years ended December 31, 2011 and 2012 were as follows:

	Year Ended December 31,
	2011	2012

Current Tax Provision:
Federal-
Taxable income	$—	$—
Total current tax provision	$—	$—

Deferred Tax Provision:
Federal-
Loss carryforwards	$1,319,537	$1,137,473
Change in valuation allowance	(1,319,537)	(1,137,473)
Total deferred tax provision	$—	$—

The Company had deferred income tax assets as of December 31, 2011 and 2012, as follows:

	December 31,
	2011	2012

Loss carryforwards	$1,901,399	$3,038,872
Less - Valuation allowance	(1,901,399)	(3,038,872)
Total net deferred tax assets	$—	$—

The Company provided a valuation allowance equal to the deferred income tax assets for the years ended December 31, 2011 and 2012, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

F-11

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

March 31, 2013

As of December 31, 2011, and 2012, the Company had approximately $5,592,349 and $8,937,859, respectively, in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and will begin to expire in the year 2035.

Note 10 – Note Payable and Preferred Stock

On September 19, 2012, the Company entered into a bridge loan agreement that created debt of $5,925,000, which is shown on the Balance Sheet as Note Payable of $5,466,200, Warrant Liability of $518,587 and Redeemable Preferred Stock of $458,800. Additionally, warrants were attached to the note payable allowing the holders to purchase 296,250 shares of common stock of Selway Capital Acquisition Corporation (“Selway”). The warrants have a strike price of $15 per share and have a life of 4 years. The Company has valued these warrants at $1.7505 using the Black Scholes pricing method.

In the event that the merger does not take place the preferred stock is valued at zero or convertible to 3.7% of the outstanding common shares of HCA stock. As of December 31, 2012, there were 40,000,009 outstanding shares, 3.7% of which would be 1,480,000 shares. The last recorded transaction for sales of HCA common stock was in June 2012 at $0.31 per share. Due to a lack of marketability and liquidity, The Company has determined this to be a conservative value for the Redeemable Preferred Stock.

The Company incurred $689,264 in offering related costs which are being amortized over the life of the loan. The note payable will be converted into 592,500 of merging company common shares as part of the merger agreement dated January 25, 2013.

Note 11 – Subsequent Events

On January 25, 2013, the Company signed a definitive merger agreement to merge the Company with and into Selway . Pursuant to the agreement, Selway agreed to acquire all of the issued and outstanding securities in exchange for 5,200,000 shares of stock and 1,185,000 shares in exchange for the outstanding preferred stock and note payable. On April 10, 2013, the transactions contemplated by the agreement closed.

The agreement also has an earn out component that requires the Company to achieve certain financial goals. The determination shall be based on the combined company’s audited financial statements.

1.	1.4 million shares shall be issued if the combined company achieves consolidated revenue of at least $150 million for the 12 month period ending June 30, 2014.

2.	1.4 million shares shall be issued based if the combined company achieves consolidated revenue of at least $300 million for the 12 month period ending June 30, 2015.
a.	Should #1 not be achieved but #2 is achieved, the full 2.8 million shares will be issued.

3.	Cash Flow Note: Shareholders of record of HCCA prior to the merger shall receive a $10 million note from the company with the following provision. 25% of all free cash flow after the first $2 million of free cash flow based on audited financials will be distributed to those shareholders. The note has no expiration date.

4.	In the case of a sale of the combined company at a price per share of at least $15 per share, all shares will be issued immediately prior to the closing and the remaining balance due on the cash flow note will be paid immediately.

The foregoing targets are to be met on an all-or-nothing basis, and there shall be no partial awards.

In addition, at the time of the merger certain members of HCCA’s management received an aggregate of 1,500,000 shares of Selway common stock, which shares were fully vested but placed in escrow to be released in three equal installments of 500,000 shares on each of September 30, 2013, June 30, 2014 and June 30, 2015. HCCA expects to record a one-time expense reflecting the estimated market value of these shares at the time of the merger.

F-12